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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Shareholders
Prospect Medical Holdings, Inc.
Los Angeles, California

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-137496), Form S-4 (No. 333-162241) and Forms S-8 (No. 333-156558, No. 333-128700 and 333-153037) of Prospect Medical Holdings, Inc. of our report dated December 18, 2009, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K for the year ended September 30, 2009.

/s/ BDO SEIDMAN LLP

Costa Mesa, California
December 18, 2009

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  EXHIBIT 23.1